Exhibit 99.1

Keryx Biopharmaceuticals, Inc. Announces Fourth Quarter and Year-End 2008 Financial Results
Keryx to Host Investor Conference Call on Friday, March 13, 2009 at 8:30am EDT

NEW YORK, March 12, 2009 /PRNewswire-FirstCall/ -- Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer (the “Company”), today announced its results for the fourth quarter and year ended December 31, 2008.

At December 31, 2008, the Company had cash, cash equivalents, short-term investment securities and interest receivable of $15.5 million, as compared to $62.4 million at December 31, 2007.  In addition, at December 31, 2008, the Company had $7.2 million of auction rate securities which are classified as long-term investments.

The net loss for the fourth quarter ended December 31, 2008 was $3,807,000, or $0.08 per share, compared to a net loss of $29,261,000, or $0.67 per share, for the comparable quarter in 2007, representing a decrease in net loss of $25,454,000.  The decrease in net loss was primarily attributable to a $14,076,000 decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008, a $7,013,000 and $2,735,000 decrease in research and development expenses related to KRX-0401 and Zerenex, respectively, a $1,385,000 decrease in other selling, general and administrative expenses, and a $562,000 decrease in non-cash compensation expense related to equity incentive grants, partially offset by a $1,011,000 decrease in interest and other income (expense), net.

The net loss for the year ended December 31, 2008 was $52,881,000, or $1.18 per share, compared to a net loss of $90,062,000, or $2.07 per share, for the year ended December 31, 2007, representing a decrease in net loss of $37,181,000.  The decrease in net loss was primarily attributable to a $22,872,000 decrease in research and development expenses related to the cessation of the development of Sulonex in March 2008, a $8,165,000 and $1,401,000 decrease in research and development expenses related to KRX-0401 and Zerenex, respectively, a $3,912,000 decrease in non-cash compensation expense related to equity incentive grants, and a $1,667,000 decrease in other selling, general and administrative expenses, partially offset by a $6,220,000 decrease in interest and other income (expense), net.

The Company also announced today that in its Annual Report on Form 10-K for the year ended December 31, 2008, the Company's independent registered public accounting firm is expected to express an unqualified opinion on the December 31, 2008 consolidated financial statements and will include an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

Commenting on the year and the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "During the later part of 2008, we continued to focus on cost containment initiatives and generating and evaluating data from our KRX-0401 and Zerenex Phase 2 clinical programs.  We believe that the data generated to date could support one or more Phase 3 clinical programs in the second half of 2009, and we look forward to further exploring these potential Phase 3 clinical programs with the medical community and the FDA.”

On Friday, March 13, 2009, at 8:30am EDT, the Company will host an investor conference call during which they will provide a brief financial overview of the Company’s fourth quarter and year-end 2008 financial results and business outlook for 2009.

In order to participate in the conference call, please call 1-877-407-8289 (U.S.), 1-201-689-8341 (outside the U.S.), call-in ID: KERYX. The audio recording of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important, novel pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. Keryx is developing Zerenex(TM) (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex is currently in Phase 2 clinical development for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease. The Company is also developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that modulates Akt, a protein in the body associated with tumor survival and growth. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types. The Company also has an in-licensing and acquisition program designed to identify and acquire additional drug candidates, and a business development program designed to seek licensing and partnership opportunities for our current drug candidates. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will satisfy Nasdaq's conditions for continued listing on The Nasdaq Capital Market, that any potential appeal or hearing for a stay of delisting from The Nasdaq Capital Market will be successful, or that the Company's common stock will remain listed on The Nasdaq Capital Market; that the Company will complete cost-effective clinical trials or meet as anticipated the development timelines for the drug candidates in its pipeline, including Zerenex and KRX-0401, to help generate greater interest in the market for its common stock; that the Company will be able to find suitable partners for some of its drugs under development, or raise additional capital in the future in order to fund its operations; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

KERYX CONTACT:
Lauren Fischer
Director – Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: lfischer@keryx.com

Source: Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals, Inc.
Selected Consolidated Financial Data
(In Thousands, Except Share and Per Share Amounts)

Statements of Operations Information (Unaudited):
	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
REVENUE:
License revenue	$327	$163	$1,180	$204
Service revenue	--	15	103	52
Other revenue	--	727	--	727
TOTAL REVENUE	327	905	1,283	983

OPERATING EXPENSES:
Cost of services	--	34	27	124

Research and development:
Non-cash compensation	328	666	(67)	3,574
Other research and development	798	25,790	38,075	74,883
Total research and development	1,126	26,456	38,008	78,457

Selling, general and administrative:
Non-cash compensation	1,669	1,893	6,815	7,086
Other selling, general and administrative	1,225	2,610	7,474	9,141
Total selling, general and administrative	2,894	4,503	14,289	16,227

TOTAL OPERATING EXPENSES	4,020	30,993	52,324	94,808

OPERATING LOSS	(3,693)	(30,088)	(51,041)	(93,825)

OTHER INCOME (EXPENSE):
Interest and other income (expense), net	(114)	897	(1,665)	4,555

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,807)	(29,191)	(52,706)	(89,270)

Income taxes	--	36	--	36

LOSS FROM CONTINUING OPERATIONS	(3,807)	(29,227)	(52,706)	(89,306)

Loss from discontinued operations	--	(34)	(175)	(756)

NET LOSS	$(3,807)	$(29,261)	$(52,881)	$(90,062)

NET LOSS PER COMMON SHARE
Continuing operations	$(0.08)	$(0.67)	$(1.17)	$(2.05)
Discontinued operations	--	(-- )*	(0.01)	(0.02)
Basic and diluted net loss per common share	$(0.08)	$(0.67)	$(1.18)	$(2.07)

SHARES USED IN COMPUTING NET LOSS PER COMMON SHARE
Basic and diluted	46,551,950	43,651,587	44,902,398	43,583,950

* Amount less than one cent.

Balance Sheet Information (Unaudited):
	December 31, 2008	December 31, 2007
Cash, cash equivalents, interest receivable
and short-term investment securities	$15,467	$62,386
Long-term investment securities	7,185	2,296
Total assets	26,634	81,061
Stockholders’ (deficit) equity	(1,489)	44,422